Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-136444

UNDERWRITING PRICING WIRE

RE:
2,900,000 SHARES
WILLDAN GROUP, INC.
COMMON STOCK

        THE OFFERING WAS DECLARED EFFECTIVE BY THE SEC AT 1:00 PM (PST), NOVEMBER 20, 2006.

        TERMS ARE AS FOLLOWS

OFFERING PRICE:	$10.00
GROSS SPREAD:	$0.70
MANAGEMENT FEE:	$0.14
UNDERWRITING FEE:	$0.14
SELLING CONCESSION:	$0.42
REALLOWANCE:	$0.10
TRADE DATE:	NOVEMBER 21, 2006
SETTLEMENT DATE:	NOVEMBER 27, 2006
DELIVERY:	WILL SETTLE DTC
NASDAQ TICKER SYMBOL:	WLDN
CUSIP NUMBER:	96924N 10 0

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (213) 688-8080.